As filed with the Securities and Exchange Commission on July 16, 2015 Registration Nos. 333-164264 333-150958

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENTS NO. 1
TO
FORM S-8
REGISTRATION STATEMENTS
UNDER
THE SECURITIES ACT OF 1933

MSB FINANCIAL CORP.
(Exact name of Registrant as specified in its charter)

United States		34-1981437
(State or other jurisdiction of		(I.R.S. Employer
incorporation or organization)		Identification No.)

1902 Long Hill Road, Millington, New Jersey	07946
(Address of principal executive offices)	(Zip Code)

MSB Financial Corp. 2008 Stock Compensation and Incentive Plan
(Full Title of the Plan)

Michael A. Shriner
Chief Executive Officer
1902 Long Hill Road
Millington, New Jersey 07946
(908) 647-4000
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Richard Fisch, Esq.
James C. Stewart, Esq.
Joan S. Guilfoyle, Esq.
Jones Walker, LLP
1227 25th Street, N.W.
Suite 200 West
Washington, D.C. 20037
(202) 434-4660

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

This Post-Effective Amendment No. 1 shall become immediately effective upon filing in accordance with Rule 464 under the Securities Act of 1933, as amended.

Deregistration of Securities

MSB Financial Corp., a federal corporation (the “Company”), is filing this Post-Effective Amendment No. 1 in order to deregister certain shares of its common stock, $0.10 par value per share (the “Common Stock”), that were previously registered by the Company pursuant to the following Registration Statements on Form S-8 (collectively, the “Registration Statements”), filed with the Securities and Exchange Commission (the “SEC”):

•
Registration Statement No. 333-150968, filed with the SEC on May 16, 2008, relating to the registration of 275,410 shares of the Common Stock issuable under the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan.

•
Registration Statement No. 333-164264, filed with the SEC on January 8, 2010, relating to the registration of 110,064 shares of the Common Stock issuable under the MSB Financial Corp. 2008 Stock Compensation and Incentive Plan.

Pursuant to the Plan of Conversion and Reorganization by and among MSB Financial, MHC, the Company, and Millington Savings Bank. (the “Plan”), the Company is being merged with and into MSB Financial Corp, a Maryland corporation, to be effective on July 16, 2015.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Millington, New Jersey, on the 16th day of July, 2015.

MSB FINANCIAL CORP.

By:	/s/ Michael A. Shriner
Michael A. Shriner
President and Chief Executive Officer
(Duly Authorized Representative)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the date indicated.

/s/ Michael A. Shriner		/s/ Robert G. Russell, Jr.
Michael A. Shriner		Robert G. Russell, Jr.
Director, President and Chief Executive Officer (Principal Executive Officer)		Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	July 16, 2015	Date:	July 16, 2015

/s/ Donald J. Musso		/s/ Gary T. Jolliffe
Donald J. Musso		Gary T. Jolliffe
Director		Director

Date:	July 16, 2015	Date:	July 16, 2015

/s/ E. Haas Gallaway, Jr. *		/s/ W. Scott Gallaway *
E. Haas Gallaway, Jr.		W. Scott Gallaway
Director		Director

Date:	July 16, 2015	Date:	July 16, 2015

/s/ Thomas G. McCain *		/s/ Ferdinand J. Rossi *
Thomas G. McCain		Ferdinand J. Rossi
Director		Director

Date:	July 16, 2015	Date:	July 16, 2015

* By:	/s/ Gary T. Jolliffe
Gary T. Jolliffe
Attorney-in-Fact

Date:	July 16, 2015